SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 30150 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchane Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement

         On March 9, 2007, Sierra Pacific Power Company (SPPC) and IBEW Local No. 1245, which represents 65% of SPPC’s workforce, entered into an amendment to their existing contract. The three-year contract will provide for an 8% general wage increase for most bargaining unit employees effective March 5, 2007, with 4% increases in 2008 and 2009. Due to protracted negotiations, bargaining unit employees did not receive a wage increase in 2006 and the negotiated 8% wage increase in 2007 reflects this. Some classifications will receive lump sum payments in lieu of a general wage increase and others will receive equity raises in addition to their general wage increase. Other negotiated items include modifications to holiday schedules, health care cost sharing, post retirement benefits, and other operational productivity improvements. The contract will be in effect through December 31, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: March 14, 2007	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)

Date: March 14, 2007	By:	/s/ John E. Brown
John E. Brown
Controller